UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
___________________

EDWARDS LIFESCIENCES CORPORATION
(Exact name of registrant as specified in its charter)
___________________

Delaware	36-4316614
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

One Edwards Way
Irvine, California 92614
(Address, including zip code, of Principal Executive Offices)
___________________

Edwards Lifesciences Corporation
Long-Term Stock Incentive Compensation Program
(Full title of the plan)
___________________

Mark D. Peterson
Corporate Vice President, General Counsel
Edwards Lifesciences Corporation
One Edwards Way
Irvine, California 92614
(949) 250-2500
(Name, address and telephone number, including area code, of agent for service)

___________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement is filed by Edwards Lifesciences Corporation (the “Company” or “Registrant”) to register additional securities issuable pursuant to the Edwards Lifesciences Corporation Long-Term Stock Incentive Compensation Program, as amended and restated, and consists of only those items required by General Instruction E to Form S-8.

PART I

INFORMATION REQUIRED IN THE
SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

PART II

INFORMATION REQUIRED IN THE
REGISTRATION STATEMENT

Item 3.        Incorporation of Certain Documents by Reference

The following documents of the Company filed with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:

(a)The Company’s Registration Statement on Form S-8, filed with the Commission on July 31, 2024 (Commission File No. 333-281137);

(b)The Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2025, filed with the Commission on February 25, 2026 (Commission File No. 001-15525);

(c)The portions of the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on March 26, 2026, that are incorporated by reference in Part III of the Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2025 (Commission File No. 001-15525);

(d)The Company’s Quarterly Reports on Form 10-Q for its fiscal quarters ended March 31, 2026 and June 30, 2026, filed with the Commission on May 6, 2026 and August 4, 2026, respectively (each, Commission File No. 001-15525);

(e)The Company’s Current Reports on Form 8-K, filed with the Commission on May 4, 2026 and May 8, 2026 (each, Commission File No. 001-15525 and in each case only as to the information “filed” with the Commission thereunder for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and not as to information “furnished” thereunder); and

(f)The description of the Company’s Common Stock contained in Post-Effective Amendment No. 1 to the Company’s Registration Statement on Form 10, filed with the Commission on April 5, 2000 (each, Commission File No. 001-15525), as modified by the description of the Company’s Common Stock contained in Exhibit 4.2 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Commission on February 14, 2022, and any other amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 5.        Interests of Named Experts and Counsel

The validity of the issuance of Common Stock registered hereby is passed on for the Company by Linda J. Park. Ms. Park is the Company’s Senior Vice President, Associate General Counsel and Corporate Secretary and is compensated by the Company as an employee. Ms. Park has participated in and holds awards granted under the Company’s equity and long-term compensation plans, owns shares of Common Stock, and is eligible to participate in the Company’s Long-Term Stock Incentive Compensation Program.

Item 8.        Exhibits

See the attached Exhibit Index at page 4, which is incorporated herein by reference.

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

4
Edwards Lifesciences Corporation Long-Term Stock Incentive Compensation Program, as amended and restated on February 12, 2026 (incorporated by reference to Exhibit 10.2 to the Company's Quarterly Report on Form 10-Q for its fiscal quarter ended June 30, 2026, filed with the Commission on August 4, 2026 (Commission File No. 001-15525))

5	Opinion of Counsel (opinion re legality)

23.1	Consent of PricewaterhouseCoopers LLP (consent of independent registered public accounting firm)

23.2	Consent of Counsel (included in Exhibit 5)

24	Power of Attorney (included in this Registration Statement under “Signatures”)

107	Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S‑8 and has duly caused this Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on August 4, 2026.

EDWARDS LIFESCIENCES CORPORATION

By:	/s/ Linda J. Park
Linda J. Park
Senior Vice President, Associate General Counsel, and Corporate Secretary

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Theodora Mistras, Mark D. Peterson, and Linda J. Park, and each of them, acting individually and without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Bernard J. Zovighian
Bernard J. Zovighian	Chief Executive Officer and Director (Principal Executive Officer)	August 4, 2026
/s/ Theodora Mistras
Theodora Mistras	Corporate Vice President, Chief Financial Officer (Principal Financial Officer)	August 4, 2026
/s/ Andrew M. Dahl
Andrew M. Dahl	Senior Vice President, Corporate Controller and Principal Accounting Officer (Principal Accounting Officer)	August 4, 2026
/s/ Nicholas J. Valeriani
Nicholas J. Valeriani	Chairman of the Board	August 4, 2026
/s/ Leslie C. Davis
Leslie C. Davis	Director	August 4, 2026
/s/ David T. Feinberg
David T. Feinberg	Director	August 4, 2026
/s/ Kieran T. Gallahue

Kieran T. Gallahue	Director	August 4, 2026
/s/ Leslie S. Heisz
Leslie S. Heisz	Director	August 4, 2026
/s/ Paul A. LaViolette
Paul A. LaViolette	Director	August 4, 2026
/s/ Steven R. Loranger
Steven R. Loranger	Director	August 4, 2026
/s/ Ramona Sequeira
Ramona Sequeira	Director	August 4, 2026